Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION REPORTS 2nd QUARTER 2008 RESULTS;

PROVIDES 3rd QUARTER AND UPDATED FULL YEAR 2008 OUTLOOK

BOCA RATON, Fla., August 4, 2008 — SBA Communications Corporation (Nasdaq:SBAC) (“SBA” or the “Company”) today reported results for the quarter ended June 30, 2008. Highlights of the results include:

•	Second quarter over year earlier period:

•	Site leasing revenue growth of 17.8%

•	Tower cash flow growth of 23.8%

•	Operating income growth of $3.0 million

•	Net loss increased from $15.1 million to $18.4 million

•	Adjusted EBITDA growth of 23.4%

•	Equity Free Cash Flow per share growth of 25.0%

Operating Results

Total revenues in the second quarter of 2008 were $112.0 million, compared to $100.3 million in the year earlier period, an increase of 11.6%. Site leasing revenue of $93.7 million was up 17.8% over the year earlier period and site leasing segment operating profit (as defined below) of $71.1 million was up 21.9% over the year earlier period. Site leasing contributed 98.0% of the Company’s total segment operating profit in the second quarter of 2008.

Tower Cash Flow (as defined below) for the quarter ended June 30, 2008, was $71.8 million, a 23.8% increase over the year earlier period. Tower Cash Flow margin for the three months ended June 30, 2008 was 78.1%, compared to 75.0% in the year earlier period.

Site development revenues were $18.2 million in the second quarter of 2008 compared to $20.7 million in the year earlier period, a 12.2% decrease due primarily to the substantial slowdown in second quarter activity of a single, previously sizeable, services customer of the Company. Site development segment operating profit margin was 7.9% in the second quarter of 2008, compared to 13.0% in the year earlier period.

Selling, general and administrative expenses were $12.5 million in the second quarter of 2008, compared to $11.6 million in the year earlier period. Included in selling, general and administrative expenses were non-cash compensation charges of $2.4 million and $2.1 million in the second quarter of 2008 and 2007, respectively. Net loss for the second quarter of 2008 was $18.4 million or $0.17 per share, compared to a net loss of $15.1 million or $0.15 per share in the year earlier period. Included in net loss is a $2.5 million, other-than-temporary impairment charge associated with the Company’s auction rate securities. Excluding such charge, net loss per share was $0.15. At June 30, 2008, such securities had a par value of $29.8 million and a fair value of $9.3 million.

Adjusted EBITDA (as defined below) in the second quarter was $63.5 million, compared to $51.5 million in the year earlier period, a 23.4% increase. Adjusted EBITDA margin was 57.7% in the second quarter of 2008 compared to 52.5% in the year earlier period.

Net cash interest expense, excluding amortization of deferred financing fees and the impact of interest rate hedging was $23.7 million in the second quarter of 2008, compared to $20.0 million in the year earlier period.

Equity free cash flow (as defined below) for the quarter ended June 30, 2008 was $37.9 million compared to $29.0 million in the year earlier period. Equity free cash flow per share was $0.35 in the quarter ended June 30, 2008 compared to $0.28 per share in the year earlier period, an increase of 25%.

“SBA enjoyed another strong quarter of leasing results”, commented Jeffrey A. Stoops, President and Chief Executive Officer. “Organic site leasing and tower cash flow growth continued to be very solid, reflecting strong ongoing wireless customer demand for network improvement and expansion. We believe that demand will continue to be strong for the foreseeable future, and that belief is the foundation behind our desire to continue to grow our tower portfolio with quality assets. In 2008, we expect to invest approximately $1 billion in towers and related assets, materially increasing our operations, site leasing revenue, tower cash flow, adjusted EBITDA and ultimately equity free cash flow per share. We believe these investments, together with our existing portfolio of quality towers, will enjoy significant customer demand for additional tower space in 2009, 2010 and beyond as wireless carriers continue to improve their existing networks, in some cases expand into new markets and ultimately deploy next generation technologies. To facilitate these activities, in the second quarter we raised an additional $550.0 million of attractively-priced capital which we have subsequently committed to invest in growth assets. We are very excited about our future, and our ability to deliver superior growth in equity free cash flow per share.”

Investing Activities

During the second quarter of 2008, SBA purchased 555 towers (including those from TowerCo LLC) and built 18 towers, and as of June 30, 2008, SBA owned 6,896 towers. The 555 towers were purchased for an aggregate amount of $262.4 million of which $243.7 million was paid in cash and the remainder through the issuance of 519,000 shares of SBA Class A common stock. Total cash capital expenditures for the second quarter of 2008 were $264.5 million, consisting of $1.5 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $263.0 million of discretionary cash capital expenditures (new tower builds, tower augmentations, tower acquisitions and related earn-outs, and ground lease buyouts). During the second quarter, the Company spent $5.9 million purchasing land and easements and extending lease terms with respect to land underlying its towers.

On July 18, 2008, the Company entered into a definitive merger agreement with Optasite Holding Company, Inc. (“Optasite”) pursuant to which Optasite will become a wholly-owned subsidiary of SBA. As consideration for the merger, the Company will issue 7.25 million shares of its Class A common stock to the stockholders of Optasite, which shares will be subject to certain volume limitations on transfers. In addition, the Company will assume Optasite’s fully drawn $150.0 million senior credit facility, which will remain outstanding, and approximately $25.0 million of additional liabilities, which SBA anticipates satisfying with cash on hand contemporaneously with the closing. At closing, Optasite is anticipated to own approximately 542 wireless communications towers and have approximately 43 managed site locations. The Company anticipates that this acquisition will be consummated on or before September 30, 2008.

On July 21, 2008, the Company entered into an agreement with Light Tower LLC pursuant to which SBA will acquire Light Tower Wireless LLC, the wireless infrastructure subsidiary of Light Tower LLC. Light Tower Wireless currently owns 340 wireless communications towers, five managed sites and five distributed antenna system (“DAS”) networks. The purchase price to be paid by SBA will be either (i) $204.0 million in cash plus 1.15 million shares of SBA Class A common stock, which shares shall be subject to certain volume limitations on transfers or, (ii) in the alternative at the seller’s option, $224.0 million in cash. All cash to be paid by SBA shall be paid from a combination of existing cash resources and a draw under SBA’s existing senior credit facility. The Company anticipates that this acquisition will be consummated on or before October 31, 2008.

Since June 30, 2008, SBA has purchased 8 additional towers and 1 managed site. The 8 towers and 1 managed site were purchased for an aggregate amount of $5.4 million, of which $1.6 million was paid in cash and the remainder through the issuance of SBA Class A common stock. In addition to the Optasite and Light Tower transactions discussed above, the Company has agreed to purchase up to 75 additional towers for an aggregate amount of up to approximately $24.7 million, the substantial majority of which may be paid, at SBA’s option, through the issuance of SBA’s Class A common stock. The Company anticipates that these acquisitions will be consummated by the end of 2008.

Financing Activities and Liquidity

SBA ended the second quarter with $1.555 billion of commercial mortgage-backed pass-through certificates outstanding, $350.0 million of 0.375% Convertible Senior Notes, $550.0 million of 1.875% Convertible Senior Notes, no amounts borrowed under the Company’s senior credit facility and net debt of $2.2 billion. At June 30, 2008, cash and cash equivalents and short-term restricted cash was approximately $242.5 million. At June 30, 2008, the Company’s net debt and net secured debt to Annualized Adjusted EBITDA leverage ratios were 8.7x and 5.2x, respectively. The Company’s auction rate securities are not counted in the Company’s liquidity and net-debt calculations. As of the date of this press release, availability under the senior credit facility was approximately $278.9 million.

On May 16, 2008, the Company sold $550.0 million of 1.875% Convertible Senior Notes due 2013 in a private transaction. The notes will pay interest semi-annually at a rate of 1.875% per annum. The notes will be convertible, at the holder’s option, under certain circumstances at an initial conversion rate of 24.1196 shares of SBA’s Class A common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $41.46 per share or a 20% conversion premium based on the last reported sale price of $34.55 per share of SBA’s Class A common stock on May 12, 2008. Upon conversion, SBA’s conversion obligation may be settled in cash, shares of SBA’s Class A common stock, or a combination of cash and shares of SBA’s Class A common stock. In connection with the issuance of the notes, SBA entered into convertible note hedge transactions. The convertible note hedge transactions have an initial strike price equal to the conversion price of the notes. Separately and concurrently, SBA also entered into warrant transactions which have an initial strike price of $67.37 per share. The convertible note hedge transactions and the sold warrant transactions, taken as a whole, effectively increase the conversion price of the notes from $41.46 per share to $67.37 per share and minimize the dilution risk associated with early conversion of the notes until such time that our Class A common stock is trading at a price above $67.37 per share. SBA used $120.0 million of the net proceeds from the note offering to repurchase 3.47 million shares of its Class A common stock and approximately $235.0 million to repay amounts outstanding under the senior credit facility arising from the TowerCo acquisition. As of June 30, 2008, the Company had 105.9 million shares of Class A common stock outstanding.

Outlook

The Company is providing its third quarter 2008 and its updated Full Year 2008 Outlook for anticipated results. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

	Quarter ended September 30, 2008			Full Year 2008
	($’s in millions)
Site leasing revenue	$97.0	to	$99.0	$386.0	to	$396.0
Site development revenue	$17.0	to	$19.0	$70.0	to	$80.0
Total revenues	$114.0	to	$118.0	$456.0	to	$476.0
Tower cash flow	$73.5	to	$75.5	$294.0	to	$304.0
Adjusted EBITDA (1)	$65.5	to	$67.5	$264.0	to	$274.0
Net cash interest expense (2)	$24.5	to	$25.5	$96.0	to	$98.0
Cash taxes paid	$0.5	to	$0.7	$1.5	to	$2.5
Non-discretionary cash capital expenditures (3)	$1.5	to	$2.5	$5.0	to	$7.0
Equity free cash flow (4)	$36.8	to	$41.0	$156.5	to	$171.5
Discretionary cash capital expenditures (5)	$50.0	to	$70.0	$595.0	to	$615.0

(1)

Excludes up to $1 million of non-recurring expenses which may be incurred in connection with the integration of the Light Tower and Optasite transactions. Also excludes acquisition related costs which are currently capitalized, but, commencing January 1, 2009 pursuant to the adoption of Statement of Financial Accounting Standard 141(R), will be required to be expensed and included within operating expense.

(2)	Excludes amortization of deferred financing fees and impact of interest rate hedging.
(3)	Consists of tower maintenance and general corporate capital expenditures.
(4)	Defined as Adjusted EBITDA less net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid.
(5)

Consists of new tower builds, tower augmentations, tower acquisitions and related earnouts and ground lease purchases. We plan on building 80 to 90 new towers in 2008 for our ownership. Third quarter and full year expenditure guidance includes cash expenditures related to pending acquisitions described above. Excludes $150 million of debt to be assumed in connection with the Optasite transaction.

Conference Call Information

SBA Communications Corporation will host a conference call Monday, August 4, 2008 at 10:00 A.M. EDT to discuss the quarterly results. The call may be accessed as follows:

When:	Monday, August 4, 2008 at 10:00 A.M. Eastern Daylight Time
Dial-in number:	(800) 230-1074
Conference call name:	“SBA Second Quarter Results”
Replay:	August 4, 2008 at 12:00 P.M. through August 18, 2008 at 11:59 P.M.
Number:	(800) 475-6701
Access Code:	930245
Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding (i) the Company’s prospects for 2008 and beyond, (ii) the Company’s expectations regarding customer demand and activity in 2009, 2010 and beyond and its effect on the Company’s organic site leasing growth, tower cash flow growth, portfolio growth, and growth in equity free cash flow per share; (iii) the Company’s financial and operational guidance for the third quarter of 2008 and full year 2008; (iv) the Company’s expectations regarding its ability to consummate pending tower acquisitions, including timing and source of funds; and (v) the Company’s expectations regarding its tower portfolio growth, including its expectation that it will invest approximately $1.0 billion for towers and related assets during 2008 and build 80 to 90 new towers in 2008 and the financial impact of such portfolio growth. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on February 28, 2008 and Form 10-Q filed with the Commission on May 7, 2008. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (2) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates, (3) the impact, if any, of consolidation among wireless service providers, (4) the Company’s ability to secure and deliver anticipated services business at contemplated margins, (5) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for our business, (6) the zoning, weather, availability of labor and supplies and other factors that could affect the Company’s ability to build 80 to 90 towers in 2008, (7) the Company’s ability to acquire towers and land underneath towers on terms that are accretive, (8) our ability to realize economies of scale from our tower portfolio, (9) our ability to comply with covenants and the terms of our credit instruments, (10) market conditions, including interest rates, that may affect the liquidity of the Company’s short-term investments and the cost of its borrowings, (11) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular and (12) the continued dependence on towers and outsourced site development services by the wireless carriers.

With respect to its expectations regarding pending tower acquisitions, these factors also include, in certain cases, satisfactorily completing due diligence, the ability and willingness of each party to fulfill their respective closing conditions, the availability of cash on hand or borrowing capacity under the senior credit facility to fund the acquisitions, the Company’s ability to successfully integrate the new operations, including the DAS business, and the performance of the acquired operations post-closing. With respect to the Company’s plan for new builds, these factors also include identifying and obtaining a location attractive to our customers, executing new leases on such towers and obtaining the necessary regulatory and environmental permits on a timely basis. Information on non-GAAP financial measures is presented below under “Non-GAAP Financial Measures.” This press release will be available on our website at www.sbasite.com.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 226-9232, or visit our website at www.sbasite.com.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 35,000 antenna sites in the United States.

Non-GAAP Financial Measures

Segment Operating Profit and Segment Operating Profit Margin

This press release includes disclosures regarding our Site Leasing Segment Operating Profit and Site Development Segment Operating Profit, which are non-GAAP financial measures. Each respective Segment Operating Profit is defined as segment revenue less segment cost of revenue (excluding depreciation, accretion and amortization) and Segment Operating Profit Margin is defined as Segment Operating Profit divided by segment revenue. Total Segment Operating Profit is the total of the Segment Operating Profits of the two segments. Segment Operating Profit and Segment Operating Profit Margin are, in our opinion, indicators of the operating performance of our site leasing and site development segments and each is used to provide management with the ability to monitor the operating results and margin of each segment, while excluding the impact of depreciation, accretion and amortization, which is largely fixed. Segment Operating Profit and Segment Operating Profit Margin are not intended to be alternative measures of revenue, segment gross profit or segment gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Segment Operating Profit and Segment Operating Profit Margin have certain material limitations. Specifically, these measurements do not include depreciation, accretion or amortization expense. As we use capital assets in our business, depreciation, accretion and amortization expense is a necessary element of our costs and ability to generate profits. Therefore, any measure that excludes depreciation, accretion and amortization expense has material limitations. We compensate for these limitations by using

Segment Operating Profit and Segment Operating Profit Margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of the operating performance of our segments.

The reconciliation of Site Leasing Segment Operating Profit and Site Development Segment Operating Profit and the calculation of Segment Operating Profit Margin are as follows:

	Site leasing segment		Site development segment
	For the three months ended June 30,		For the three months ended June 30,
	2008	2007	2008	2007
	(in thousands)
Segment revenue	$93,739	$79,552	$18,213	$20,737
Segment cost of revenue (excluding depreciation, accretion and amortization)	(22,593)	(21,202)	(16,768)	(18,048)

Segment operating profit	$71,146	$58,350	$1,445	$2,689

Segment operating profit margin (1)	75.9%	73.3%	7.9%	13.0%

(1)	Segment operating profit margin for a particular quarterly period is segment operating profit divided by segment revenue.

Tower Cash Flow and Tower Cash Flow Margin

This press release, including our third quarter 2008 and full year 2008 Outlook includes disclosures regarding Tower Cash Flow and Tower Cash Flow Margin, which are non-GAAP financial measures. Tower Cash Flow is defined as Site Leasing Segment Operating Profit excluding non-cash leasing revenue and non-cash ground lease expense and Tower Cash Flow Margin is defined as Tower Cash Flow divided by the sum of site leasing revenue minus non-cash site leasing revenue. We discuss these non-GAAP financial measures because we believe these items are indicators of performance of our site leasing operations. In addition, Tower Cash Flow is a component of the calculation used by our lenders to determine compliance with our senior credit facility. Neither Tower Cash Flow nor Tower Cash Flow Margin are intended to be alternative measures of site leasing gross profit nor of site leasing gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Tower Cash Flow and Tower Cash Flow Margin have certain material limitations. Specifically, these measurements do not include leasing revenue of a non-cash nature and ground lease expense of a non-cash nature. Because these non-cash leasing revenue and non-cash ground lease expenses reflect the straight-line impact of the tenant leases and ground leases associated with our site leasing operations, any measure that excludes these non-cash items has material limitations. We compensate for these limitations by using Tower Cash Flow and Tower Cash Flow Margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of the profitability of our site leasing operations.

The reconciliation of Tower Cash Flow is as follows:

	For the three months ended June 30,
	2008	2007
	(in thousands)
Site leasing revenue	$93,739	$79,552
Site leasing cost of revenue (excluding depreciation, accretion and amortization)	(22,593)	(21,202)

Site leasing segment operating profit	71,146	58,350
Non-cash leasing revenue	(1,842)	(2,168)
Non-cash ground lease expense	2,480	1,826

Tower Cash Flow(1)	$71,784	$58,008

(1)	Tower Cash Flow for the three months ended September 30, 2008 and fiscal year 2008 will be calculated in the same manner.

The calculation of Tower Cash Flow Margin is as follows:

	For the three months ended June 30,
	2008	2007
	(in thousands)
Site leasing revenue	$93,739	$79,552
Non-cash leasing revenue	(1,842)	(2,168)

Site leasing revenue minus non-cash revenue	$91,897	$77,384

Tower Cash Flow	$71,784	$58,008

Tower Cash Flow Margin(1)	78.1%	75.0%

(1)	Tower Cash Flow Margin for the three months ended September 30, 2008 and fiscal year 2008 will be calculated in the same manner.

Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin

This press release, including our third quarter 2008 and full year 2008 Outlook, includes disclosures regarding Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net loss excluding the impact of net interest expenses, provision for taxes, depreciation, accretion and amortization, asset impairment and other charges, non-cash compensation, loss from write-off of deferred financing fees and extinguishment of debt, other income and expense (including in the second quarter of 2008 the $2.5 million other-than-temporary impairment charge on the Company’s auction rate securities), non-cash leasing revenue and non-cash ground lease expense. In addition, Adjusted EBITDA excludes acquisition related costs which are currently capitalized, but, commencing January 1, 2009 pursuant to the adoption of Statement of Financial Accounting Standard 141(R), will be required to be expensed and included within operating expense. Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by the sum of total revenue minus non-cash leasing revenue. We have included these non-GAAP financial measures because we believe these items are indicators of the profitability and performance of our core operations and reflect the changes in our operating results. In addition, Adjusted EBITDA is a component of the calculation used by our lenders to determine compliance with our senior credit facility. Neither Adjusted EBITDA, Annualized Adjusted EBITDA nor Adjusted EBITDA Margin are intended to be alternative measures of operating income or gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Adjusted EBITDA, Annualized Adjusted EBITDA and the Adjusted EBITDA Margin have certain material limitations, including the following:

* They do not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate profits and cash flows. Therefore any measure that excludes interest expense has material limitations;

* They do not include depreciation, accretion and amortization expense. As we use capital assets, depreciation, accretion and amortization expense is a necessary element of our costs and ability to generate profits. Therefore any measure that excludes depreciation, accretion and amortization expense has material limitations;

* They do not include provisions for taxes. Because the payment of taxes is a necessary element of our costs, particularly in the future, any measure that excludes tax expense has material limitations; and

* They do not include non-cash expenses such as asset impairment and other charges, non-cash compensation, other expense/income, non-cash leasing revenue and non-cash ground lease expense. Because these non-cash items are a necessary element of our costs and our ability to generate profits, any measure that excludes these non-cash items has material limitations.

We compensate for these limitations by using Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin as only three of several comparative tools, together with GAAP measurements, to assist in the evaluation of our profitability and operating results.

The reconciliation of Adjusted EBITDA and the calculation of Annualized Adjusted EBITDA are as follows:

	For the three months ended June 30,
	2008	2007
	(in thousands)
Net loss	$(18,390)	$(15,072)
Interest income	(1,630)	(3,273)
Interest expense	28,079	25,398
Depreciation, accretion and amortization	49,253	41,650
Provision for taxes(1)	541	290
Loss from write-off of deferred financing fees and extinguishment of debt	—	431
Non-cash compensation	2,476	2,172
Non-cash leasing revenue	(1,842)	(2,168)
Non-cash ground lease expense	2,480	1,826
Other	2,541	226

Adjusted EBITDA(2)	$63,508	$51,480

Annualized Adjusted EBITDA(3)	$254,032	$205,920

(1)

For the three months ended June 30, 2008 and June 30, 2007, these amounts included $351 and $189, respectively, of franchise taxes reflected on the Statement of Operations in selling, general and administrative expenses.

(2)	Adjusted EBITDA for the three months ended September 30, 2008 and fiscal year 2008 will be calculated in the same manner.
(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months Ended June 30,
	2008	2007
	(in thousands)
Total revenues	$111,952	$100,289
Non-cash leasing revenue	(1,842)	(2,168)

Total revenue minus non-cash revenue	$110,110	$98,121

Adjusted EBITDA	$63,508	$51,480

Adjusted EBITDA Margin(1)	57.7%	52.5%

(1)	Adjusted EBITDA Margin for the three months ended September 30, 2008 and fiscal year 2008 will be calculated in the same manner.

Net Debt and Leverage Ratio

This press release includes disclosures regarding Net Debt and Leverage Ratio. Net Debt is defined as debt minus cash and cash equivalents and short-term restricted cash. Leverage Ratio is defined as Net Debt divided by Annualized Adjusted EBITDA. We have included these non-GAAP financial measures because we believe these items are indicators of our financial condition. The non-GAAP measurements of Net Debt and Leverage Ratio have certain material limitations. Specifically, these measurements exclude cash and cash equivalents and short-term restricted cash thereby reducing our debt position. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations. In addition, since a component of our Leverage Ratio is Annualized Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. We compensate for these limitations by using Net Debt and our Leverage Ratio as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our financial condition.

The calculations of Net Debt and Leverage Ratio are as follows:

June 30, 2008
(in thousands)
Long-term debt	$2,455,000
Less:
Cash and cash equivalents and short-term restricted cash	(242,523)

Net debt	$2,212,477

Divided by:
Annualized Adjusted EBITDA	254,032

Leverage ratio	8.7x

Net Secured Debt and Secured Leverage Ratio

This press release includes disclosures regarding Net Secured Debt and Secured Leverage Ratio. Net Secured Debt is defined as debt minus unsecured debt and cash and cash equivalents and short-term restricted cash. Secured Leverage Ratio is defined as Net Secured Debt divided by Annualized Adjusted EBITDA. We have included these non-GAAP financial measures because we believe these items are indicators of our financial condition and are used by lenders to evaluate potential borrowing capacity. The non-GAAP measurements of Net Secured Debt and Secured Leverage Ratio have certain material limitations. Specifically, these measurements exclude unsecured debt and cash and cash equivalents and short-term restricted cash thereby reducing our debt position. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis and because we are obligated to repay our unsecured debt upon its final maturity, these measures may have material limitations. In addition, since a component of our Secured Leverage Ratio is Annualized Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. We compensate for these limitations by using Net Secured Debt and our Secured Leverage Ratio as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our financial condition.

The calculations of Net Secured Debt and Secured Leverage Ratio are as follows:

June 30, 2008
(in thousands)
Long-term debt	$2,455,000
Less:
Unsecured long-term debt	(900,000)

Secured long-term debt	$1,555,000
Cash and cash equivalents and short-term restricted cash	(242,523)

Net secured debt	$1,312,477

Divided by:
Annualized Adjusted EBITDA	254,032

Secured leverage ratio	5.2x

Net Cash Interest Expense

This press release, including our third quarter 2008 and full year 2008 Outlook, also includes disclosures regarding Net Cash Interest Expense which is a non-GAAP financial measure. Net Cash Interest Expense is defined as interest expense less interest income and adjusted to exclude the impact of interest rate hedging.

The reconciliation of Net Cash Interest Expense is as follows:

	For the three months ended June 30,
	2008	2007
	( in thousands)
Interest expense(1)	$25,163	$23,176
Impact of interest rate hedging	140	141
Interest income	(1,630)	(3,273)

Net cash interest expense	$23,673	$20,044

(1)	Excludes amortization of deferred financing fees.

Equity Free Cash Flow and Equity Free Cash Flow Per Share

This press release, including our third quarter 2008 and full year 2008 Outlook, also includes disclosures regarding Equity Free Cash Flow and Equity Free Cash Flow Per Share which are non-GAAP financial measures. Equity Free Cash Flow is defined as Adjusted EBITDA minus net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid. Equity Free Cash Flow Per Share is defined as Equity Free Cash Flow divided by the weighted average shares outstanding for the period. We discuss Equity Free Cash Flow and Equity Free Cash Flow Per Share because we believe that these measures are indicators of the amount of cash produced by our business and thus reflects the amount that may be available for reinvestment in the business through discretionary capital expenditures, repayment of indebtedness or return to shareholders. Equity Free Cash Flow is not intended to be an alternative measure of cash flow from operations or operating income as determined in accordance with GAAP. Equity Free Cash Flow Per Share is not intended to be an alternative measure of earnings per share as determined in accordance with GAAP.

The use of Equity Free Cash Flow and Equity Free Cash Flow Per Share has certain material limitations. Specifically, these measurements do not include discretionary capital expenditures. Because the determination of which capital expenditures are discretionary is subject to various interpretations and because these types of capital expenditures are an integral part of our plans for growth, any measure that excludes these items has material limitations. Furthermore, as the calculations of Equity Free Cash Flow and Equity Free Cash Flow Per Share are based on our Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. In addition, by using Adjusted EBITDA as the starting point rather than cash flow from operating activities, timing differences on the cash receipts and disbursements of a number of items, primarily in working capital, are not captured. We compensate for these limitations by using Equity Free Cash Flow and Equity Free Cash Flow Per Share as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our cash flow from operations.

The reconciliation of Equity Free Cash Flow is as follows:

	For the three months ended June 30,
	2008	2007
	( in thousands)
Adjusted EBITDA	$63,508	$51,480
Net cash interest expense(1)	(23,673)	(20,044)
Non-discretionary cash capital expenditures	(1,539)	(1,777)
Cash taxes paid	(348)	(615)

Equity free cash flow(2)	$37,948	$29,044

(1)	Excludes amortization of deferred financing fees and the impact of interest rate hedging.
(2)	Equity Free Cash Flow for the three months ended September 30, 2008 and fiscal year 2008 will be calculated in the same manner.

The calculation of Equity Free Cash Flow Per Share is as follows:

	For the three months ended June 30,
	2008	2007
	(in thousands except per share amounts)
Equity Free Cash Flow	$37,948	$29,044
Divided by:
Weighted average number of common shares	107,131	103,160

Equity Free Cash Flow Per Share	$0.35	$0.28

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2008	2007	2008	2007
Revenues:
Site leasing	$93,739	$79,552	$183,114	$156,062
Site development	18,213	20,737	38,755	40,035

Total revenues	111,952	100,289	221,869	196,097

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Site leasing	22,593	21,202	44,641	41,790
Site development	16,768	18,048	34,955	34,926
Selling, general and administrative(1)	12,548	11,578	23,039	22,402
Depreciation, accretion and amortization	49,253	41,650	96,606	81,943

Total operating expenses	101,162	92,478	199,241	181,061

Operating income	10,790	7,811	22,628	15,036

Other income (expense):
Interest income	1,630	3,273	3,727	4,499
Interest expense(2)	(25,163)	(23,176)	(48,818)	(46,172)
Amortization of deferred financing fees	(2,916)	(2,222)	(5,405)	(4,014)
Write-off of deferred financing fees and extinguishment of debt	—	(431)	—	(431)
Other	(2,541)	(226)	(4,889)	(191)

Total other expense	(28,990)	(22,782)	(55,385)	(46,309)

Loss before provision for income taxes	(18,200)	(14,971)	(32,757)	(31,273)

Provision for income taxes	(190)	(101)	(267)	(193)

Net loss	$(18,390)	$(15,072)	$(33,024)	$(31,466)

(1)	Includes $2,395, $2,095, $3,844 and $3,452 of non-cash compensation for the three months ended June 30, 2008 and 2007 and for the six months ended June 30, 2008 and 2007, respectively.
(2)

Includes $140 and $141 of impact of interest rate hedges for the three months ended June 30, 2008 and 2007, respectively, and $280 and $283 for the six months ended June 30, 2008 and 2007, respectively.

	For the three months ended June 30,		For the six months ended June 30,
	2008	2007	2008	2007
Basic and diluted loss per common share	$(0.17)	$(0.15)	$(0.31)	$(0.30)

Weighted average number of common shares	107,131	103,160	107,800	104,406

	For the three months ended June 30,
	2008	2007
Other Data:

Tower Cash Flow	$71,784	$58,008

Adjusted EBITDA	$63,508	$51,480

Equity Free Cash Flow	$37,948	$29,044

Equity Free Cash Flow per share	$0.35	$0.28

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$207,270	$70,272
Short term investments	9,254	55,142
Restricted cash	35,253	37,601
Accounts receivable, net of allowances of $724 and $1,816 in 2008 and 2007, respectively	15,707	20,183
Other current assets	24,841	30,014

Total current assets	292,325	213,212

Property and equipment, net	1,316,767	1,191,969
Intangible assets, net	996,591	868,999
Deferred financing fees, net	44,091	33,578
Other long-term assets	83,335	76,565

Total assets	$2,733,109	$2,384,323

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$27,866	$32,321
Interest payable	5,059	3,499
Other current liabilities	41,414	40,350

Total current liabilities	74,339	76,170

Long-term liabilities:
Long-term debt	2,455,000	1,905,000
Deferred revenue	16,220	12,919
Other long-term liabilities	57,585	52,843

Total long-term liabilities	2,528,805	1,970,762

Shareholders’ equity	129,965	337,391

Total liabilities and shareholders’ equity	$2,733,109	$2,384,323

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the three months ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,390)	$(15,072)
Depreciation, accretion and amortization	49,253	41,650
Other non-cash items reflected in Statements of Operations	7,842	4,764
Loss from write-off of deferred financing fees and extinguishment of debt	—	431
Changes in operating assets and liabilities	6,661	(5,041)

Net cash provided by operating activities	45,366	26,732

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	—	(120,500)
Sale of short-term investments	—	19,500
Capital expenditures	(8,413)	(7,507)
Acquisitions and related earn-outs	(256,111)	(43,920)
Proceeds from sale of fixed assets	13	32
Payment of restricted cash relating to tower removal obligations	(151)	(647)

Net cash used in investing activities	(264,662)	(153,042)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of 1.875% convertible senior notes, net of fees paid	537,503	—
Payment for repurchase of shares	(120,000)	—
Payment of purchase of convertible note hedges	(137,698)	—
Proceeds from issuance of warrants	56,183	—
Borrowings under senior credit facility	195,000	—
Repayment of senior credit facility	(235,000)
Release of restricted cash relating to CMBS Notes	505	1,638
Deferred financing fees paid relating to 0.375% convertible senior notes	—	(610)
Deferred financing fees paid relating to senior credit agreement and CMBS Notes	(33)	(33)
Proceeds from employee stock purchase/option plans	3,123	3,365

Net cash provided by financing activities	299,583	4,360

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$80,287	$(121,950)

CASH AND CASH EQUIVALENTS:
Beginning of period	126,983	219,484

End of period	$207,270	$97,534

	For the three months ended June 30, 2008	For the six months ended June 30, 2008
	(in thousands)
SELECTED CASH CAPITAL EXPENDITURE DETAIL:

Tower new build construction	$5,595	$11,664

Operating tower construction:
Tower upgrades/augmentations	1,279	2,399
Maintenance/improvement capital expenditures	1,319	2,298

	2,598	4,697

General corporate expenditures	220	414

	$8,413	$16,775